SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2010

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

15 Network Drive, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 993-2300

82 Cambridge Street, Burlington, Massachusetts 01803
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      On February 9, 2010, the Board of Directors of Palomar Medical Technologies, Inc. (the “Company”) approved the Second Amended and Restated By-laws of the Company (the “By-laws”), which amends and restates the Amended and Restated By-laws of the Company (the “Previous By-laws”) in their entirety. The By-laws amend the Previous By-laws to, among other things:

o	provide that special meetings of stockholders may be called by the Board of Directors of the Company (the “Board”), the Chairman of the Board or the Chief Executive Officer. The Previous By-laws permitted only the Board to call special meetings of stockholders;

o	provide that stockholders shall have a proportionate vote for each fractional share of stock, if any, entitled to vote held of record by a stockholder;

o	establish separate procedures relating to the nomination of directors by stockholders and the presentation of stockholder proposals (other than the nomination of directors) at stockholders’ meetings. In addition to requiring additional information in an advance notice that a stockholder must give to the Company to nominate directors or properly bring business (other than the nomination of directors) before an annual meeting of stockholders, the By-laws now provide that for any such notice to be timely, it must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, such notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. The Previous By-laws provided that to be timely, such notice from a stockholder must be delivered to the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, provided the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made;

o	provide that the Board may fix a record date in order for the Company to determine the stockholders entitled to consent to corporate action in writing without a meeting, and the procedures relating to establishing such record date;

o	provide that the greater of (i) a majority of the directors at any time in office and (ii) one third of the number of directors established by the Board shall constitute a quorum of the Board. The Previous By-laws provided that a majority of the directors then in office constitutes a quorum of the Board;

o	provide that vacancies on the Board cannot be filled by stockholders. The Previous By-laws permitted stockholders to fill vacancies on the Board at any stockholder meeting in the event that a vacancy was not filled by the Board;

o	not allow directors to be removed for cause by a vote of a majority of the directors then in office, as was permitted by the Previous By-laws;

o	not authorize the Chief Executive Officer to appoint certain officers, as was permitted by the Previous By-laws;

o	enhance the benefits of indemnification arrangements for directors and officers, including providing that in any suit brought by a director or officer to enforce a right to indemnification, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall have the burden of proving that such director or officer is not entitled to be indemnified, or to such advancement of expenses;

o	permit the Board to provide that some or all of any or all classes or series of the Company's stock can be uncertificated shares; and

o	allow stockholders to adopt new bylaws, which was not permitted by the Previous By-laws.

The foregoing description of the By-laws is qualified in its entirety by reference to the By-laws, filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-laws of Palomar Medical Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: February 12, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-laws of Palomar Medical Technologies, Inc.